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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of WFS Financial Inc for the registration of its common stock and to the incorporation by reference therein of our report dated January 22, 2001, with respect to the consolidated financial statements of WFS Financial Inc for the year ended December 31, 2000 included in its Annual Report on Form 10-K/A filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP
                                             ERNST & YOUNG LLP


Los Angeles, California
January 22, 2002